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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements No. 333-85783 and No. 333-35676 on Form S-3; Registration Statements No. 33-66944, No. 33-67138, No. 33-74734, No. 33-94878, No. 333-66837, No. 333-78499, No. 333-81159, No. 333-35220, No. 333-38314, No. 333-58198 and No. 333-68168 on Forms S-8, of QRS Corporation of our report dated February 4, 2000, appearing in this Annual Report on Form 10-K of QRS Corporation for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 18, 2002

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  Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT